EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233875) and Form S-8 (Nos. 333-222660, 333-256685) of Nine Energy Service, Inc. of our report dated March 7, 2022 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 7, 2022